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PROXY

                           AERIAL COMMUNICATIONS, INC.
                         SPECIAL MEETING OF SHAREHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints LeRoy T. Carlson, Jr. and Don W. Warkentin, with power to act without the other and with full power of substitution, and hereby authorizes them to represent and vote, as designated below all the Common Shares, $1.00 par value, of Aerial Communications, Inc., held of record in the name of the undersigned as of January 17, 2000, with all powers that the undersigned would possess if present at the Special Meeting of Shareholders to be held on Thursday, February 26, 2000, at 10:00 a.m., local time, at Hotel Allegro Chicago, 171 West Randolph Street, Chicago, Illinois, on the third floor in the Goodman Theater B Room and at any adjournment or adjournments thereof, upon the following matters:

                          PLEASE MARK, DATE, SIGN AND
                            RETURN THIS PROXY IN THE
                        ENCLOSED PROXY RETURN ENVELOPE.

                (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE.)



                              FOLD AND DETACH HERE
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                          AERIAL COMMUNICATIONS, INC.

     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]



1. Proposal to adopt, and approve the transactions contemplated by, the                     FOR     AGAINST     ABSTAIN
   Agreement and Plan of Reorganization, whereby Aerial Communications, Inc.                / /       / /         / /
   will become a wholly-owned subsidiary of VoiceStream Wireless Holding
   Corporation, and Aerial Communications, Inc. stockholders will receive common stock of VoiceStream Wireless Holding Corporation and/or cash.  A copy of the Agreement and Plan of Reorganization is attached as Annex D to the joint proxy statement-prospectus for the Special Meeting.

2. In accordance with their discretion, upon all other matters that may properly            FOR     AGAINST     ABSTAIN
   come before the Special Meeting and any adjournment thereof.                             / /       / /         / /


This proxy will be voted as specified by the shareholder, but if no choice is specified, this proxy will, if signed, be voted FOR approval of the Agreement and Plan of Reorganization.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED PROXY RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF AN ENVELOPE IS NOT ENCLOSED OR HAS BEEN MISPLACED, PLEASE RETURN THIS COMPLETED PROXY TO HARRIS TRUST & SAVINGS BANK, P.O. BOX 1878, CHICAGO, IL 60690.

Signature(s)___________________________________________ Dated:__________________

IMPORTANT: Please sign exactly as name or names appear on this Proxy. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. When signing as a corporation or a partnership, please sign in the name of the entity by an authorized person.



                            - FOLD AND DETACH HERE -

                             YOUR VOTE IS IMPORTANT

                          PLEASE MARK, DATE, SIGN AND
                            RETURN THIS PROXY IN THE
                        ENCLOSED PROXY RETURN ENVELOPE.